SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                -----------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):
May 5, 1999 (August 26, 1998)

                       Digital Courier Technologies, Inc.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


Delaware                                0-20771                 87-0461856
--------------------------------------------------------------------------------
(State or Other                       (Commission            (IRS Employer
Jurisdiction of Incorporation)        File Number)           Identification No.)

136 Heber Avenue, Suite 204, P.O. Box 8000, Park City, Utah             84060
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code: (435) 655-3617


--------------------------------------------------------------------------------
(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events
---------------------

On August 26, 1998, Digital Courier Technologies, Inc. filed a Proxy Statement for a Special Meeting of Stockholders to be held on September 16, 1998 ("the proxy statement"). The following attached pro forma financial statements amend those filed with the proxy statement:

Financial Statement Description          Original Page Number in Proxy Statement
-------------------------------          ---------------------------------------

  Unaudited Pro Forma Condensed Consolidated
    Balance Sheet as of March 31, 1998                            11

  Unaudited Pro Forma Condensed Consolidated
    Statement of Operations for the year ended
    June 30, 1997                                                 12

  Unaudited Pro Forma Condensed Consolidated
    Statement of Operations for the nine months
    ended March 31, 1998                                          13

  Notes to Unaudited Pro Forma Condensed
    Consolidated Financial Data                                   14

  Unaudited Pro Forma Condensed Consolidated
    Statement of Operations for the year ended
    June 30, 1997                                                 54

  Notes to Unaudited Pro Forma Condensed
    Consolidated Financial Data Description of the
    Transactions                                             56 - 57

The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1997 as originally presented on page 53 of the proxy statement is deleted in its entirety. Additionally, the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months as originally presented on page 55 of the proxy statement has been deleted in its entirety.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                   DIGITAL COURIER TECHNOLOGIES,
                                                   INC.

Dated: May 5, 1999                                 By:/s/ Mitchell Edwards
                                                      --------------------------
                                                   Mitchell Edwards
                                                   Chief Financial Officer

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA
                                   RELATING TO

   PROPOSAL NUMBER 1 - AUTHORIZATION OF ISSUANCE OF 4,659,080 SHARES OF COMMON
                   STOCK IN CONNECTION WITH THE ACQUISITION OF
               DIGITAL COURIER INTERNATIONAL, INC. BY THE COMPANY

                                       AND

            PROPOSAL NUMBER 4 - RATIFICATION OF REPURCHASE OF SHARES

         The following unaudited pro forma condensed consolidated financial data is based upon the historical consolidated financial statements of DataMark Holding, Inc. and subsidiaries ("DataMark") as adjusted to give effect to the issuance of common stock in connection with the acquistion of Digital Courier International, Inc. by the Company (see Proposal No. 1) and the repurchase of 1,800,000 shares of common stock for $1,500,000 (see Proposal No. 4) and (Proposal No. 1) as if the transactions had occurred on March 31, 1998, for purposes of the unaudited pro forma condensed consolidated balance sheet and July 1, 1996 for purposes of the unaudited pro forma condensed consolidated statements of operations for the year ended June 30, 1997 and for the nine months ended March 31, 1998.

         The pro forma adjustments are based upon information set out in this document and its attachments and information from the Company's books and records that management of the Company believes are reasonable and accurate. The unaudited pro forma condensed consolidated balance sheet as of March 31, 1998 and the unaudited pro forma condensed consolidated statements of operations for the year ended June 30, 1997 and the nine months ended March 31, 1998, are not necessarily indicative of the results of operations of DataMark, or its financial position, had the sale actually occurred on March 31, 1998 or July 1, 1996. The unaudited pro forma results of operations of DataMark for the nine months ended March 31, 1998 are not necessarily indicative of the results of operations that may be generated for the entire fiscal 1998 year. The unaudited pro forma adjustments are described in the accompanying notes to unaudited pro forma condensed consolidated financial data.

         This unaudited pro forma condensed consolidated financial data should be read in conjunction with the consolidated financial statements of DataMark and the related notes thereto included in the Company's Annual Report on Form 10-K as of and for the fiscal year ended June 30, 1997 and included in the Company's Quarterly Report on Form 10-Q for the nine months ended March 31, 1998.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              AS OF MARCH 31, 1998

                                                                        Historical
                                                        Historical        Digital       Pro Forma
                                                         DataMark         Courier       Adjustments            Pro Forma
                                                       ------------    ------------    ------------          ------------
CURRENT ASSETS:
  Cash                                                 $  6,946,635    $     13,936    $ (1,500,000)   (a)   $  5,460,571
  Trade accounts receivable, net                              1,449          56,219            --                  57,668
  Inventory                                                  10,291            --              --                  10,291
  Other current assets                                      516,302           3,500            --                 519,802
                                                       ------------    ------------    ------------          ------------
       Total current assets                               7,474,677          73,655      (1,500,000)            6,048,332
                                                       ------------    ------------    ------------          ------------

PROPERTY AND EQUIPMENT:
  Computer and office equipment                           5,992,855         137,404            --               6,130,259
  Furniture, fixtures and leasehold
    improvements                                            737,965            --              --                 737,965
                                                       ------------    ------------    ------------          ------------
                                                          6,730,820         137,404            --               6,868,224
  Less accumulated depreciation
    and amortization                                     (1,603,457)        (11,490)           --              (1,614,947)
                                                       ------------    ------------    ------------          ------------
       Net property and equipment                         5,127,363         125,914            --               5,253,277
                                                       ------------    ------------    ------------          ------------

INVESTMENT                                                  750,000            --              --                 750,000
                                                       ------------    ------------    ------------          ------------

OTHER ASSETS                                              1,317,439          20,500      10,379,106    (b)     11,717,045
                                                       ------------    ------------    ------------          ------------
          Total assets                                 $ 14,669,479    $    220,069    $  8,879,106          $ 23,768,654
                                                       ============    ============    ============          ============
CURRENT LIABILITIES:
  Accounts payable                                     $    166,493    $    235,314    $       --            $    401,807
  Current portion of capital lease
    obligation                                              960,777            --              --                 960,777
  Accrued liabilities                                       471,361          61,523            --                 532,884
  Other current liabilities                                  33,000            --              --                  33,000
                                                       ------------    ------------    ------------          ------------
       Total current liabilities                          1,631,631         296,837            --               1,928,468
                                                       ------------    ------------    ------------          ------------

CAPITAL LEASE OBLIGATION, net of current
  portion                                                 1,359,877            --              --               1,359,877
                                                       ------------    ------------    ------------          ------------

STOCKHOLDERS' EQUITY:
  Common stock                                                  883             934            (934)   (b)           --
                                                               --              --               466    (c)          1,349
  Treasury stock                                               --              --        (1,500,000)   (a)     (1,500,000)
  Additional paid-in capital                             23,231,651       1,042,925      (1,042,925)   (b)           --

                                                               --              --        14,026,872    (c)     37,258,523
  Stock subscription receivable                                --           (25,000)           --                 (25,000)
  Accumulated deficit                                   (11,554,563)     (1,095,627)      1,095,627    (b)           --
                                                               --              --        (3,700,000)   (c)    (15,254,563)
                                                       ------------    ------------    ------------          ------------
       Total stockholders' equity                        11,677,971         (76,768)      8,879,106            20,480,309
                                                       ------------    ------------    ------------          ------------
          Total liabilities and stockholders' equity   $ 14,669,479    $    220,069    $  8,879,106          $ 23,768,654
                                                       ============    ============    ============          ============

                 See accompanying notes to unaudited pro forma
                     condensed consolidated financial data.

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS

                        For the Year Ended June 30, 1997

                                                           Historical
                                           Historical        Digital       Pro Forma
                                            DataMark         Courier       Adjustments           Pro Forma
                                          ------------    ------------    ------------          ------------
NET SALES                                 $      8,812    $       --      $       --      --    $      8,812

COST OF SALES                                      492            --              --      --             492
                                          ------------    ------------    ------------          ------------
  Gross margin                                   8,320            --              --      --           8,320
                                          ------------    ------------    ------------          ------------
OPERATING EXPENSES:
  Research and development                   4,364,252             627       3,700,000    (c)      8,064,879
  General and administrative                 1,400,916            --         2,075,821    (d)      3,476,737

  Selling                                    1,897,664            --              --      --       1,897,664
                                          ------------    ------------    ------------          ------------
       Total operating expenses              7,662,832             627       5,775,821    --      13,439,280
                                          ------------    ------------    ------------          ------------
OPERATING LOSS                              (7,654,512)           (627)     (5,775,821)   --     (13,430,960)
                                          ------------    ------------    ------------          ------------
OTHER INCOME (EXPENSE):
  Interest and other income                    496,365            --              --      --         496,365
  Interest expense                                (704)           --              --      --            (704)
                                          ------------    ------------    ------------          ------------
       Other income, net                       495,661            --              --      --         495,661
                                          ------------    ------------    ------------          ------------
LOSS FROM CONTINUING OPERATIONS           $ (7,158,851)   $       (627)   $ (5,775,821)   --    $(12,935,299)
                                          ============    ============    ============          ============
LOSS FROM CONTINUING OPERATIONS
  PER COMMON SHARE (Basic and Diluted):   $      (0.86)           --              --      --    $      (1.16)
WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING (Basic and diluted)            8,309,467            --         2,859,080    (e)     11,168,547



                  See accompanying notes to unaudited pro forma
                     condensed consolidated financial data.

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS

                    For the Nine Months Ended March 31, 1998

                                          Historical      Historical       Proforma
                                           DataMark    Digital Courier    Adjustments           Pro Forma
                                         ------------    ------------    ------------          ------------
NET SALES                                $    405,158    $     96,895    $       --      --    $    502,053
COST OF SALES                                 323,201          39,432            --      --         362,633
                                         ------------    ------------    ------------          ------------
  Gross margin                                 81,957          57,463            --      --         139,420
                                         ------------    ------------    ------------          ------------
OPERATING EXPENSES:
  Research and development                  1,301,285         540,112            --      --       1,841,397
  General and administrative                2,885,042         611,351       1,556,866    (f)      5,053,259
  Selling                                   1,167,222            --              --      --       1,167,222
                                         ------------    ------------    ------------          ------------
       Total operating expenses             5,353,549       1,151,463       1,556,866    --       8,061,878
                                         ------------    ------------    ------------          ------------
OPERATING LOSS                             (5,271,592)     (1,094,000)     (1,556,866)   --      (7,922,458)
                                         ------------    ------------    ------------          ------------
OTHER INCOME (EXPENSE):
  Interest and other income                   115,823            --              --      --         115,823
  Interest expense                           (108,746)           --              --      --        (108,746)
                                         ------------    ------------    ------------          ------------
       Other income, net                        7,077            --              --      --           7,077
                                         ------------    ------------    ------------          ------------
LOSS FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES                      (5,264,515)     (1,094,000)     (1,556,866)   --      (7,915,381)
INCOME TAX PROVISION                             --            (1,000)           --      --          (1,000)
                                         ------------    ------------    ------------          ------------
LOSS FROM CONTINUING OPERATIONS          $ (5,264,515)   $ (1,095,000)   $ (1,556,866)   --    $ (7,916,381)
                                         ============    ============    ============          ============
LOSS FROM CONTINUING OPERATIONS
  PER COMMON SHARE (Basic and Diluted)   $      (0.61)           --              --      --    $      (0.69)
WEIGHTED AVERAGE COMMON
  SHARES OUTSTANDING:                       8,660,717            --         2,859,080    (e)     11,519,797







                  See accompanying notes to unaudited pro forma
                     condensed consolidated financial data.

       NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

DESCRIPTION OF THE TRANSACTIONS
-------------------------------

         These accompanying financial statements assume that the Company acquired all of Digital Courier's Common Stock in exchange for 4,659,080 shares of common stock as described in proposal no. 1 and the Company repurchased 1,800,000 shares of common stock for $1,500,000 as described in proposal no. 4.

(1) BASIS OF PRESENTATION

         The accompanying unaudited pro forma condensed consolidated balance sheet has been prepared assuming that the repurchase of common stock (proposal no. 4) and the acquisition of Digital Courier (proposal no. 1) occurred on March 31, 1998. The unaudited pro forma condensed consolidated statements of operations have been prepared assuming that these transactions had occurred on July 1, 1996, the first day of the Company's most recent fiscal year.

(2) PRO FORMA ADJUSTMENTS

       (a) Adjustment to record the repurchase of (1,800,000) shares of common stock from Chad Evans for $1,500,000 in cash.

       (b) Adjustment to eliminate equity of Digital Courier International, Inc.

       (c) Adjustment to record the issuance of 4,659,080 shares of common stock to acquire Digital Courier and to record the allocation of the purchase price as follows:


                    Estimated fair value of common
                      shares issued                      $ 14,027,338
                    Add:  Liabilities assumed                 296,837
                    Less:  Tangible assets acquired          (245,069)
                                                         ------------
                    Excess purchase price                  14,079,106
                    Less: Acquired in process research
                      and development                       3,700,000
                                                         ------------
                    Goodwill                             $ 10,379,106
                                                         ============

              Upon consummation of the Digital Courier acquisition, the Company immediately expensed $3.7 million representing purchased in-process technology that had not yet reached technological feasibility and has no alternative future use. The in-process projects were focused on the continued development and evolution of internet e-commerce solutions including: netClearing and two virtual store projects (videos and books). The nature of these projects is to provide full service credit card clearing and merchant banking services over the Internet for businesses and financial institutions and to market software to help customers develop virtual stores on the Internet. When completed the projects will enable the creation of any "virtual store" through a simplified interface.

              As of the date of acquisition, Digital Courier had invested $1.3 million in the in-process projects identified above. The developmental projects at the time of the acquisition were not technologically feasible and had no alternative future use. This conclusion was attributable to the fact that Digital Courier had not completed a working model that had been tested and proven to work at performance levels which were expected to be commercially viable, and that the technologies constituting the projects had no alternative use other than their intended use.

              Development of the acquired in-process technology into commercially viable products and services required efforts principally related to the completion of all planning, designing, coding, prototyping, scalability verification, and testing activities necessary to establish that the proposed technologies would meet their design specifications, including functional, technical, and economic performance requirements. Management estimates that approximately $4.0 million will be required over the next 12 -18 months to develop the aforementioned products to commercial viability.

              Management estimates that the projects were approximately 50% complete at the date of the acquisition given the nature of the achievements to date. These estimates are subject to change, given the uncertainties of the development process, and no assurance can be given that deviations from these estimates will not occur.

              The net cash flows resulting from the projects underway at Digital Courier which were used to value the purchased research and development, are based on management's estimates of revenues, cost of revenues, research and development costs, selling, general, and administrative costs, and income taxes from such projects. These estimates are based on the assumption that the revenue projections are based on the potential market size that the projects are addressing, the Company's ability to gain market share in these segments, and the life cycle of in-process technology.

              Estimated total revenues from the purchased in-process projects peak in the fiscal years 2001-2002 and then decline rapidly in the fiscal years 2003-2004 as other new products are expected to enter the market. There can be no assurances that these assumptions will prove accurate, or that the Company will realize the anticipated benefit of the acquisition. The net cash flows generated from the in-process technology are expected to reflect earnings before interest and taxes, of approximately 35% to 48% for the sales generated from in-process technology.

              The discount of the net cash flows to their present value is based on the weighted average cost of capital ("WACC"). The WACC calculation produces the average required rate of return of an investment in an operating enterprise, based on various required rates of return from investments in various areas of the enterprise. The discount rates used to discount the net cash flows from the purchased in-process technology were 45% for Digital Courier. This discount rate reflects the uncertainty surrounding the successful development of the purchased in-process technology, the useful life of such technology, the profitability levels of such technology, if any, and the uncertainty of technological advances, all of which are unknown at this time.

              As evidenced by their continued support for these projects, management believes the Company is well positioned to successfully complete the research and development projects. However, there is risk associated with the completion of the projects, and there is no steadfast assurance that each will meet with either technological or commercial success. The substantial delay or outright failure of these eCommerce solutions would negatively impact the Company's financial condition. If these projects are not successfully developed, the Company's business, operating results, and financial condition may be negatively affected in future periods. In addition, the value of other intangible assets acquired may become impaired.

              To date, Digital Courier results have not differed significantly from the forecast assumptions. The Company's research and development expenditures since the Digital Courier acquisition have not differed materially from expectations. Revenue contribution from the acquired technology falls within an acceptable range of plans in its role in the Company's suite of internet and e-commerce solutions.

(d) Adjustment to record goodwill amortization on $10,379,106 over a five year life for 1 year: ($10,379,106 x 20% = $2,075,821).

(e) Adjustment to reflect increase in weighted average common shares outstanding for loss per share calculations as follows:

                    Shares issued to acquire
                     Digital Courier                         4,659,080
                    Shares repurchased                       1,800,000
                           Net increase in weighted          ---------
                             average number of shares
                             outstanding                     2,859,080
                                                             =========

(f) Adjustment to record goodwill amortization on $10,379,106 over a five year life for 9 months: ($10,379,106 x 20% x 9/12 = $1,556,866).

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA
                                   RELATED TO

     PROPOSAL NUMBER 3 - RATIFICATION OF SALE OF ASSETS OF DATAMARK SYSTEMS

         The following unaudited pro forma condensed consolidated financial data is based upon the historical consolidated financial statements of DataMark Holding, Inc. and subsidiaries ("DataMark") as adjusted to give effect to the sale of certain net assets associated with its direct mail advertising business (see Proposal No. 3) as if the sale (which occurred on March 5, 1998) had occurred as of July 1, 1996 for purposes of the unaudited pro forma condensed consolidated statement of operations for the year ended June 30, 1997.

         The pro forma adjustments are based upon information set out in the asset purchase agreement and information from the Company's books and records that management of the Company believes are reasonable and accurate. The unaudited pro forma condensed consolidated statement of operations for the year ended June 30, 1997 is not necessarily indicative of the results of operations of DataMark had the sale actually occurred on July 1, 1996. The unaudited pro forma adjustments are described in the accompanying notes to unaudited pro forma condensed consolidated financial data.

         This unaudited pro forma condensed consolidated financial data should be read in conjunction with the consolidated financial statements of DataMark and the related notes thereto, included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997.

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS

                        For the Year Ended June 30, 1997

                                       Historical     Pro Forma
                                        DataMark      Adjustments            Pro Forma
                                      ------------    ------------          ------------
NET SALES:
  Direct mail marketing               $  6,448,156    $ (6,448,156)   (a)   $       --
  Computer online marketing                350,654            --      --         350,654
                                      ------------    ------------          ------------
       Total net sales                   6,798,810      (6,448,156)   --         350,654
                                      ------------    ------------          ------------
COST OF SALES:
  Postage                                2,419,652      (2,419,652)   (a)           --
  Materials and printing                 2,133,448      (2,133,448)   (a)           --
  Computer online operations               436,306            --      --         436,306
                                      ------------    ------------          ------------
       Total cost of sales               4,989,406      (4,553,100)   --         436,306
                                      ------------    ------------          ------------
GROSS MARGIN (DEFICIT)                   1,809,404      (1,895,056)   --         (85,652)
                                      ------------    ------------          ------------
OPERATING EXPENSES:
  Research and development               6,357,157        (263,716)   (a)      6,093,441
  General and administrative             3,026,323        (978,750)   (a)      2,047,573
  Selling                                2,258,978        (177,272)   (a)      2,081,706
                                      ------------    ------------          ------------
       Total operating expenses         11,642,458      (1,419,738)   --      10,222,720
                                      ------------    ------------          ------------
LOSS FROM OPERATIONS                    (9,833,054)       (475,318)   --     (10,308,372)
                                      ------------    ------------          ------------
OTHER INCOME (EXPENSE):
  Interest and other income                501,733            --      --         501,733
  Interest expense                          (9,495)            540    (a)         (8,955)
                                      ------------    ------------          ------------
       Other income, net                   492,238             540    --         492,778
                                      ------------    ------------          ------------
LOSS FROM CONTINUING OPERATIONS       $ (9,340,816)   $   (474,778)   --    $ (9,815,594)
                                      ============    ============          ============

LOSS FROM CONTINUING OPERATIONS PER
  COMMON SHARE (Basic and Diluted):   $      (1.12)           --      --    $      (1.18)
WEIGHTED AVERAGE COMMON
  SHARES OUTSTANDING                     8,309,467            --      --       8,309,467



                  See accompanying notes to unaudited pro forma
                     condensed consolidated financial data.

                     DATAMARK HOLDING, INC. AND SUBSIDIARIES
       NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

Description Of The Transaction

         On March 5, 1998, DataMark Systems, Inc. ("DMS"), a wholly owned subsidiary of DataMark Holding, Inc. (the "Company") sold its direct mail marketing business to Focus Direct, Inc., a Texas corporation. Pursuant to an Asset Purchase Agreement, Focus Direct, Inc. purchased all assets, properties, rights, claims and goodwill, of every kind, character and description, tangible and intangible, real and personal, wherever located of DMS, DataMark Printing, Inc. ("Printing"), DataMark Lists, Inc. ("Lists") and WorldNow Online Network, Inc. (all wholly owned subsidiaries of the Company) used in DMS's direct mail marketing business. Focus Direct, Inc. also agreed to assume certain liabilities of DMS, Printing, and Lists. Focus Direct, Inc. is not affiliated with the Company.

         Pursuant to the Asset Purchase Agreement, Focus Direct, Inc. agreed to pay the Company $7,700,000 for the above described assets. Focus Direct, Inc. paid the Company $6,900,000 in cash at closing and will pay the additional $800,000 on or about June 30, 1999. The total purchase price is to be adjusted for the difference between the assets acquired and liabilities assumed at November 30, 1997 and those as of the date of closing.

         The foregoing discussion is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which was attached as Annex III and incorporated by reference into the Proxy Statement.

(1)      Basis Of Presentation
         ---------------------

         The accompanying unaudited pro forma condensed consolidated statement of operations has been prepared assuming that the net asset sale occurred on July 1, 1996, the first day of the Company's most recent fiscal year, excluding the gain on sale that would have been realized on July 1, 1996 (See Note 2(a)).

(2)      Pro Forma Adjustments
         ---------------------

(a) Adjustment to record the total amount to be received from the sale of net assets as follows:

           Total sales price                  $7,700,000
           Less: Payment deferred
               until June 1999                   800,000
                                              ----------
               Net cash received
                 at closing                    6,900,000
                                              ==========
           Net gain on sale                   $4,302,459
                                              ==========